Exhibit 24.1

LABORATORY CORPORATION OF AMERICA HOLDINGS
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Laboratory Corporation of America Holdings, a Delaware corporation (the “Corporation”), hereby constitute and appoint Bradford T. Smith as the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation the Registration Statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Corporation acquired under or to be offered under the Laboratory Corporation of America Holdings 2008 Stock Incentive Plan, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Date	Name	Title

May 7, 2008	/s/DAVID P. KING David P. King	President, Chief Executive Officer and Director (Principle Executive Officer)

May 7, 2008	/s/ WILLIAM B. HAYES William B. Hayes	Executive Vice President, Chief Financial Officer and Treasurer (Principle Financial Officer)

May 7, 2008	/s/ THOMAS P. MAC MAHON Thomas P. Mac Mahon	Chairman of the Board of Directors

May 7, 2008	/s/ BRADFORD T. SMITH Bradford T. Smith	Director

May 7, 2008	/s/ KERRII B. ADNERSON* Kerrii B. Anderson	Director

May 7, 2008	/s/ JEAN-LUC BELINGARD* Jean-Luc Belingard	Director

May 7, 2008	/s/ WENDY E. LANE* Wendy E. Lane	Director

May 7, 2008	/s/ Robert E. Mittelstaedt, Jr.* Robert E. Mittelstaedt, Jr.	Director

May 7, 2008	/s/ ARTHUR H. RUBENSTEIN* Arthur H. Rubenstein	Director

May 7, 2008	/s/ M. KEITH WEIKEL* M. Keith Weikel	Director

May 7, 2008	/s/ R. Sanders Williams, M.D.* R. Sanders Williams, M.D.	Director